EXHIBIT 10.20

AMENDMENT NO. 1 TO
CORPORATE ADVISORY AGREEMENT

THIS AMENDMENT No. 1 TO CORPORATE ADVISORY AGREEMENT (the “Amendment”) is made this 17th day of August, 2012 (the “Effective Date”) by and among HEARTLAND CAPITAL MARKETS, LLC, a Texas corporation, located a 6170 Research Rd., Suite 209, Frisco, TX 75033 (the “Advisor”) and DYNAMIC ENERGY ALLIANCE CORPORATION, a Florida corporation, located at Memphis Clark Tower, 5100 Poplar Avenue, Suite 2700, Memphis, Tennessee 38137 (the “Company”).

Recitals

WHEREAS, Advisor and Company are parties to that certain Consulting Agreement dated June 1, 2012 (the “Original Agreement”) pursuant to which Advisor agreed to provide various advisory services, including equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities that include various investor relations services, strategic business planning, broker dealer relations, financing alternatives and sources, and due diligence meetings for the investor community;

WHEREAS, the Effective Date and Term of the Agreement was defined as a period of three (3) months (the “Initial Term”), commencing on June 1, 2012, renewal upon written agreement of the parties fore each additional three-month period, unless otherwise terminated early under certain provisions;

WHEREAS, part of the Compensation to Advisor was defined as a one-time payment of 250,000 shares of restricted common stock of the Company, due at signing; and

WHEREAS, Advisor and Company desire to amend the Original Agreement to modify the Effective Date and Term and Compensation sections on the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable considerations, receipt of which is hereby acknowledged, the parties to this Amendment agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

Section 2. Amendment to Original Agreement.

(a)   Section 1, paragraph (a) of the Original Agreement is hereby amended to reflect the following:

“(a) The Company hereby retains the Advisor on a non-exclusive basis to perform the services set forth in paragraph (b) below during the three (3) month period, commencing on September 1, 2012, which shall be renewable upon written agreement of the parties for each additional three month period (the initial three-month period and any renewals thereof, the "Term"), commencing on the date hereof, and the Advisor hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. During the Term, the Advisor shall report directly to the President of the Company or such other senior officer of the Company as shall be designated by the President of the Company.”

(b)   Section 2, paragraph (a) of the Original Agreement is hereby amended to reflect the following:

“(a) The Company shall pay to the Advisor a fee consisting of Two Hundred Fifty Thousand (250,000) Restricted Shares of the Company's Restricted Common Stock for the retention of the Advisors services ("Advisory Fee"). Advisory Fee will be considered fully earned on the date of issuance and due to Advisor at the execution of this Agreement by Company.”

Section 3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment and (ii) all references in the Consulting Agreement, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by thus Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Company and the Advisor have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY

Dynamic Energy Alliance Corporation, A Florida Corporation

By:	/s/ James Michael Whitfield
James Michael Whitfield
President and Chief Executive Officer

And,

ADVISOR

Heartland Capital Markets, A Texas limited liability company

By:	/s/ Casey Jensen
Casey Jensen
Managing Director